Exhibit 99.1

Kelly® Acquires Specialty Technology Staffing and Workforce Solutions Firm, Softworld

Acquisition Accelerates Kelly’s Specialization Strategy, Unlocks Growth Opportunities in Attractive Markets

TROY, Mich. – April 6, 2021 – Kelly (Nasdaq: KELYA) (Nasdaq: KELYB) today announced that it has acquired Softworld, a leading technology staffing and workforce solutions firm that serves clients across several end-markets, including financial services, life sciences, aerospace, defense, insurance, retail, and IT consulting. Softworld, headquartered in Waltham, Mass., will continue to operate under its own brand.

In 2020, Softworld generated revenue in excess of $100 million, reflecting double-digit growth despite COVID-related headwinds, at gross profit rates that reflect the demand for highly skilled, specialty technology talent.

“Through the acquisition of Softworld, Kelly adds to its portfolio a business with a consistent track record of growth whose deep expertise in technology complements the company’s focus on fast-growing, high-margin specialties,” said Peter Quigley, president and chief executive officer of Kelly. “Softworld’s high-performance culture, underpinned by a talent-first mindset and an unwavering commitment to client satisfaction, make it a natural fit within Kelly.”

In 2021, the market for temporary information technology (IT) staffing in the U.S. is projected to reach $31.7 billion, making it the largest professional staffing segment1. Within this segment, Softworld focuses on highly specialized occupations that are projected to grow at a rapid pace, driven by demand from organizations undertaking complex technology initiatives. This focus has translated to consistent top-line growth, earning Softworld a place on Staffing Industry Analysts’ list of the fastest growing staffing firms in the United States for each of the past five years.

“The disruptive forces of a remote workforce and emerging technologies – artificial intelligence, machine learning, predictive analytics, and others – are driving increased investment in digital transformations. As a result, demand for talent with the specialized skill sets required to design and implement these initiatives has never been greater,” said Hugo Malan, president, Kelly Science, Engineering and Technology. “The addition of Softworld to Kelly Science, Engineering and Technology’s portfolio significantly expands the scale, specialty capabilities, and solution set of our technology business, positioning Kelly to capitalize on this opportunity and fulfill clients’ end-to-end technology requirements.”

[1]	Staffing Industry Analysts U.S. Staffing Industry Forecast | September 10, 2020

“We are excited to begin a new chapter in Softworld’s history as part of the Kelly team,” said David S. Teitelman, president of Softworld. “Kelly’s leadership in the workforce solutions industry, its storied brand, and the relationships it has forged with many of the world’s leading organizations – combined with Softworld’s deep technical and industry expertise, world-class recruiting engine, and comprehensive suite of workforce solutions – will empower our collective team to unlock tremendous growth opportunities and deliver considerable value to talent and clients alike.”

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These factors include, but are not limited to, changing market and economic conditions, the recent novel coronavirus (COVID-19) outbreak, competitive market pressures including pricing and technology introductions and disruptions, disruption in the labor market and weakened demand for human capital resulting from technological advances, competition law risks, the impact of changes in laws and regulations (including federal, state and international tax laws), unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, or the risk of additional tax liabilities in excess of our estimates, our ability to achieve our business strategy, our ability to successfully develop new service offerings, material changes in demand from or loss of large corporate customers as well as changes in their buying practices, risks particular to doing business with government or government contractors, the risk of damage to our brand, our exposure to risks associated with services outside traditional staffing, including business process outsourcing, services of licensed professionals and services connecting talent to independent work, our increasing dependency on third parties for the execution of critical functions, our ability to effectively implement and manage our information technology strategy, the risks associated with past and future acquisitions, including risk of related impairment of goodwill and intangible assets, exposure to risks associated with investments in equity affiliates including PersolKelly Pte. Ltd., risks associated with conducting business in foreign countries, including foreign currency fluctuations, the exposure to potential market and currency exchange risks relating to our investment in Persol Holdings, risks associated with violations of anti-corruption, trade protection and other laws and regulations, availability of qualified full-time employees, availability of temporary workers with appropriate skills required by customers, liabilities for employment-related claims and losses, including class action lawsuits and collective actions, our ability to sustain critical business applications through our key data centers, risks arising from failure to preserve the privacy of information entrusted to us or to meet our obligations under global privacy laws, the risk of cyberattacks or other breaches of network or information technology security, our ability to realize value from our tax credit and net operating loss carryforwards, our ability to maintain specified financial covenants in our bank facilities to continue to access credit markets, and other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. Actual results may differ materially from any forward-looking statements contained herein, and we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

About Kelly®

Kelly Services, Inc. (Nasdaq: KELYA, KELYB) connects talented people to companies in need of their skills in areas including Science, Engineering, Education, Office, Contact Center, Light Industrial, and more. We’re always thinking about what’s next in the evolving world of work, and we help people ditch the script on old ways of thinking and embrace the value of all workstyles in the workplace. In 2020, we placed nearly 370,000 individuals in positions with a variety of customers around the globe, and we connect thousands more with work through our global network of talent suppliers and partners in our outsourcing and consulting practice. Revenue in 2020 was $4.5 billion. Visit kellyservices.com and let us help with what’s next for you.

About Kelly Science, Engineering and Technology

Kelly Science, Engineering and Technology, an operating segment of Kelly®, powers tomorrow’s innovations with today’s brightest talent. Our team of science, engineering, technology, and telecommunications experts partner with leading organizations to position them ahead of industry trends that are shaping their workforce needs. We offer a full range of flexible, efficient workforce solutions – including contract and direct-hire staffing, business process outsourcing, and managed service provider solutions – that empower our clients to adapt to changing market dynamics and drive growth. In 2020, we placed nearly 23,000 individuals with highly specialized skills in positions on the cutting edge of science, engineering, technology, and telecommunications. Visit set.kellyservices.us and discover what’s next in science, engineering, technology, and telecommunications.

About Softworld

Softworld is a staffing and consulting firm with the experience and infrastructure to support clients and talent on a national level. Softworld has developed expertise across seven distinct staffing and consulting practices over the past 25 years that include Technology Services, Life Sciences, Engineering, Government, Financial Services, Cyber Security, and their onshore development division, Framework Development Centers.

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Contact Information:

Media Contact:	Analyst Contact:

Jane Stehney	Jim Polehna
Kelly Services	Kelly Services
stehnja@kellyservices.com	polehjm@kellyservices.com
248-574-9800	248-244-4586